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                                                                    EXHIBIT 99.1


The                                      1900 E. Tahquitz Canyon Way, Suite B-4
Mentor                                   Palm Springs, CA 92262
Group                                    (760) 325-6411
Preeminent Valuations & Appraisals       Fax: (760) 325-7260


October 21, 2003

Board of Directors
Pall Corporation

The Mentor Group, Inc. hereby consents to the incorporation by reference in Pall Corporation's Registration Statements (numbers 33-44399, 33-51151, 33-64751, 333-68371, 333-51090, 333-76976, 333-82469, and 333-87655) on Form S-8, and
Registration Statements (numbers 333-18971, 333-104595, and 333-39655) on Form S-3, of our Firm's name which appears in the annual report on Form 10-K of Pall Corporation for the fiscal year ended August 2, 2003.

Sincerely,

The Mentor Group, Inc.


/s/ John D. Glenn
-----------------
    John D. Glenn
    President & Managing Director